Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k), as promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13G (including amendments thereto) with regard to the common stock of Wheeler Real Estate Investment Trust, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.  In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of August 14, 2026.

Date: August 14, 2026	MAGNETAR FINANCIAL LLC

	By:	Magnetar Capital Partners LP, its Sole Member
	By:	Supernova Management LLC, its General Partner

	By:	/s/ Hayley A. Stein
	Name:	Hayley A. Stein
	Title:	Attorney-in-fact for David J. Snyderman, Administrative Manager of Supernova Management LLC

Date: August 14, 2026	MAGNETAR CAPITAL PARTNERS LP

	By:	Supernova Management LLC, its General Partner

	By:	/s/ Hayley A. Stein
	Name:	Hayley A. Stein
	Title:	Attorney-in-fact for David J. Snyderman, Administrative Manager of Supernova Management LLC

Date: August 14, 2026	SUPERNOVA MANAGEMENT LLC

	By:	/s/ Hayley A. Stein
	Name:	Hayley A. Stein
	Title:	Attorney-in-fact for David J. Snyderman, Administrative Manager of Supernova Management LLC

Date: August 14, 2026	DAVID J. SNYDERMAN

	By:	/s/ Hayley A. Stein
	Name:	Hayley A. Stein
	Title:	Attorney-in-fact for David J. Snyderman